Exhibit 10.27

UNIVERSAL ORLANDO
401(K) RETIREMENT PLAN

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY

2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES

2.4	POWERS AND DUTIES OF THE ADMINISTRATOR

2.5	RECORDS AND REPORTS

2.6	APPOINTMENT OF ADVISERS

2.7	INFORMATION FROM EMPLOYER

2.8	PAYMENT OF EXPENSES

2.9	MAJORITY ACTIONS

2.10	CLAIMS PROCEDURE

2.11	CLAIMS REVIEW PROCEDURE

ARTICLE III ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY

3.2	EFFECTIVE DATE OF PARTICIPATION

3.3	DETERMINATION OF ELIGIBILITY

3.4	TERMINATION OF ELIGIBILITY

3.5	OMISSION OF ELIGIBLE EMPLOYEE

3.6	INCLUSION OF INELIGIBLE EMPLOYEE

3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE

3.8	OWNER-EMPLOYEE LIMITATION

ARTICLE IV CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

4.2	PARTICIPANT’S SALARY REDUCTION ELECTION

4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

4.4	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

4.5	ACTUAL DEFERRAL PERCENTAGE TESTS

4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS

4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

4.9	MAXIMUM ANNUAL ADDITIONS

4.10	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

4.11	ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

4.12	DIRECTED INVESTMENT ACCOUNT

4.13	QUALIFIED MILITARY SERVICE

ARTICLE V VALUATIONS

5.1	VALUATION OF THE TRUST FUND

5.2	METHOD OF VALUATION

ARTICLE VI DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1	DETERMINATION OF BENEFITS UPON RETIREMENT

6.2	DETERMINATION OF BENEFITS UPON DEATH

6.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

6.4	DETERMINATION OF BENEFITS UPON TERMINATION

6.5	DISTRIBUTION OF BENEFITS

6.6	DISTRIBUTION OF BENEFITS UPON DEATH

6.7	TIME OF SEGREGATION OR DISTRIBUTION

6.8	DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

6.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

6.10	PRE-RETIREMENT DISTRIBUTION

6.11	ADVANCE DISTRIBUTION FOR HARDSHIP

6.12	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

6.13	DIRECT ROLLOVER

ARTICLE VII AMENDMENT, TERMINATION AND MERGERS

7.1	AMENDMENT

7.2	TERMINATION

7.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

ARTICLE VIII TOP HEAVY

8.1	TOP HEAVY PLAN REQUIREMENTS

8.2	DETERMINATION OF TOP HEAVY STATUS

ARTICLE IX MISCELLANEOUS

9.1	PARTICIPANT’S RIGHTS

9.2	ALIENATION

9.3	CONSTRUCTION OF PLAN

9.4	GENDER AND NUMBER

9.5	LEGAL ACTION

9.6	PROHIBITION AGAINST DIVERSION OF FUNDS

9.7	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE

9.8	INSURER’S PROTECTIVE CLAUSE

9.9	RECEIPT AND RELEASE FOR PAYMENTS

9.10	ACTION BY THE EMPLOYER

9.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

9.12	HEADINGS

9.13	APPROVAL BY INTERNAL REVENUE SERVICE

9.14	UNIFORMITY

9.15	PRE-RETIREMENT DISTRIBUTION

9.16	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

9.17	OMISSION OF ELIGIBLE EMPLOYEE

9.18	CLAIMS REVIEW PROCEDURE

9.19	CLAIMS PROCEDURE

UNIVERSAL ORLANDO
401(K) RETIREMENT PLAN

THIS PLAN is hereby adopted by Universal City Development Partners, Ltd. d/b/a Universal Orlando (herein referred to as the “Employer”).

W I T N E S S E T H:

WHEREAS, the Employer heretofore established a Profit Sharing Plan effective January 1, 1989, (hereinafter called the “Effective Date”) known as Universal Orlando 401(k) Retirement Plan (herein referred to as the “Plan”) in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

NOW, THEREFORE, effective January 1, 2005, except as otherwise provided, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:

ARTICLE I
DEFINITIONS

1.1                                 “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2                                 “Administrator” means the person or entity designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

1.3                                 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.4                                 “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 8.2.

1.5                                 “Anniversary Date” means the last day of the Plan Year.

1.6                                 “Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 6.2 and 6.6.

1.7                                 “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.8                                 “Compensation” with respect to any Participant means such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation 1.62-2(c)) for a Plan Year. Compensation for any Self-Employed Individual shall be equal to such individual’s Earned Income.

Compensation shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee’s gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

For purposes of this Section, the determination of Compensation shall be made by:

(a)                                  including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

(b)                                 excluding (even if includible in gross income) tuition reimbursements, relocation allowances and service awards.

For a Participant’s initial year of participation, Compensation shall be recognized as of such Employee’s effective date of participation pursuant to Section 3.2.

Compensation in excess of $150,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections pursuant to Section 4.2. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

If any class of Employees is excluded from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate during a Plan Year shall only include Compensation while the Employee is an Eligible Employee.

1.9                                 “Contract” or “Policy” means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.10                           “Deferred Compensation” with respect to any Participant means the amount of the Participant’s total Compensation which has been contributed to the Plan in accordance with the Participant’s deferral election pursuant to Section 4.2 excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.10(a).

1.11                           “Designated Investment Alternative” means a specific investment identified by name by the Employer (or such other Fiduciary who has been given the authority to select investment options) as an available investment under the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

1.12                           “Directed Investment Option” means one or more of the following:

(c)                                  a Designated Investment Alternative.

(d)                                 any other investment permitted by the Plan and the Participant Direction Procedures to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

1.13                           “Early Retirement Date.” This Plan does not provide for a retirement date prior to Normal Retirement Date.

1.14                           “Earned Income” means with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Self-Employed Individual to a qualified Plan to the extent deductible under Code Section 404. In addition, net earnings shall be determined with regard to the deduction allowed to the Self-Employed Individual by Code Section 164(f).

1.15                           “Elective Contribution” means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.10(a). In addition, the Employer contribution made pursuant to Section 4.1(b) which is used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11) and any Employer Qualified Non-Elective Contribution made pursuant to Section 4.6(b) which is used to satisfy the “Actual Deferral Percentage” tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation 1.401(k)-1(b)(5) and Regulation 1.401(m)-1(b)(5), the provisions of which are specifically incorporated herein by reference.

1.16                           “Eligible Employee” means any Employee, subject to the following:

Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties will not be eligible to participate in this Plan unless such agreement expressly provides for coverage in this Plan.

Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in this Plan.

Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be Eligible Employees for the period during which they were classified as independent contractors.

1.17                           “Employee” means any person who is employed by the Employer or Affiliated Employer, and excludes any person who is employed as an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

1.18                           “Employer” means Universal City Development Partners, Ltd. d/b/a Universal Orlando and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a company, with principal offices in the State of Florida.

1.19                           “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1(b) (to the extent such matching contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11)), and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios). Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 4.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 4.6.

1.20                           “Excess Contributions” means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the “Actual Deferral Percentage” tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an “annual addition” pursuant to Section 4.9(b).

1.21                           “Excess Deferred Compensation” means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant’s Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an “annual addition” pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant’s taxable year. Additionally, for purposes of Sections 8.2 and 4.4(g), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(f). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

1.22                           “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.23                           “Fiscal Year” means the Employer’s accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

1.24                           “Forfeiture” means that portion of a Participant’s Account that is not Vested, and occurs on the earlier of:

(e)                                  the distribution of the entire Vested portion of the Participant’s Account of a Former Participant who has severed employment with the Employer. For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

(f)                                    the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.25                           “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.26                           “415 Compensation” with respect to any Participant means such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation 1.62-2(c)) for a Plan Year. “415 Compensation” for any Self-Employed Individual shall be equal to such individual’s Earned Income.

“415 Compensation” shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee’s gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

For purposes of this Section, the determination of “415 Compensation” shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) or 457.

1.27                           “414(s) Compensation” means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

1.28                           “Highly Compensated Employee” means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(g)                                 was a “five percent owner” as defined in Section 1.33(c) at any time during the “determination year” or the “look-back year”; or

(h)                                 for the “look-back year” had “415 Compensation” from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The “determination year” means the Plan Year for which testing is being performed, and the “look-back year” means the immediately preceding twelve (12) month period.

A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the “determination year,” in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance).

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

1.29                           “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

1.30                           “Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

1.31                           “Income” means the income or losses allocable to “excess amounts” which shall equal the allocable gain or loss for the “applicable computation period”. The income allocable to “excess amounts” for the “applicable computation period” is determined by multiplying the income for the “applicable computation period” by a fraction. The numerator of the fraction is the “excess amount” for the “applicable computation period.” The denominator of the fraction is the total “account balance” attributable to “Employer contributions” as of the end of the “applicable computation period”, reduced by the gain allocable to such total amount for the “applicable computation period” and increased by the loss allocable to such total amount for the “applicable computation period”. The provisions of this Section shall be applied:

(a)                                  For purposes of Section 4.2(f), by substituting:

(1)                                  “Excess Deferred Compensation” for “excess amounts”;

(2)                                  “taxable year of the Participant” for “applicable computation period”;

(3)                                  “Deferred Compensation” for “Employer contributions”; and

(4)                                  “Participant’s Elective Account” for “account balance.”

(b)                                 For purposes of Section 4.6(a), by substituting:

(1)                                  “Excess Contributions” for “excess amounts”;

(2)                                  “Plan Year” for “applicable computation period”;

(3)                                  “Elective Contributions” for “Employer contributions”; and

(4)                                  “Participant’s Elective Account” for “account balance.”

(c)                                  For purposes of Section 4.8(a), by substituting:

(1)                                  “Excess Aggregate Contributions” for “excess amounts”;

(2)                                  “Plan Year” for “applicable computation period”;

(3)                                  “Employer matching contributions made pursuant to Section 4.1(b) (to the extent such matching contributions are used to satisfy the “Actual Contribution Percentage” tests) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c)” for “Employer contributions”; and

(4)                                  “Participant’s Account” for “account balance.”

Income allocable to any distribution of Excess Deferred Compensation on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the Participant to the date on which the distribution is made pursuant to either the “fractional method” or the “safe harbor method.” Under such “safe harbor method,” allocable Income for such period shall be deemed to equal ten percent (10%) of the Income allocable to such Excess Deferred Compensation multiplied by the number of calendar months in such period. For purposes of determining the number of calendar months in such period, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

1.32                           “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.33                           “Key Employee” means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee’s or former Employee’s Beneficiaries) is considered a Key Employee if the Employee, at any time during the Plan Year that contains the “Determination Date” or any of the preceding four (4) Plan Years, has been included in one of the following categories:

(a)                                  an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual “415 Compensation” greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

(b)                                 one of the ten employees having annual “415 Compensation” from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

(c)                                  a “five percent owner” of the Employer. “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

(d)                                 a “one percent owner” of the Employer having an annual “415 Compensation” from the Employer of more than $150,000. “One percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has “415 Compensation” of more than $150,000, “415 Compensation” from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

For purposes of this Section, the determination of “415 Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

1.34                           “Late Retirement Date” means a Participant’s actual Retirement Date after having reached Normal Retirement Date.

1.35                           “Leased Employee” means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient

Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

(a)                                  if such employee is covered by a money purchase pension plan providing:

(1)                                  a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);

(2)                                  immediate participation;

(3)                                  full and immediate vesting; and

(b)                                 if Leased Employees do not constitute more than 20% of the recipient Employer’s nonhighly compensated work force.

1.36                           “Non-Elective Contribution” means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant’s deferral election provided for in Section 4.2, matching contributions or nonelective contributions (which are used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11)) made pursuant to Section 4.1(b) and any Qualified Non-Elective Contribution used in the “Actual Deferral Percentage” tests.

1.37                           “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee. However, for purposes of Section 4.5(a) and Section 4.6, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

1.38                           “Non-Key Employee” means any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not, and has never been a Key Employee.

1.39                           “Normal Retirement Age” means the Participant’s 65th birthday, or the Participant’s 5th anniversary of joining the Plan, if later. A Participant shall become fully Vested in the Participant’s Account upon attaining Normal Retirement Age.

1.40                           “Normal Retirement Date” means the Participant’s Normal Retirement Age.

1.41                           “1-Year Break in Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the

Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

1.42                           “Owner-Employee” means a sole proprietor who owns the entire interest in the Employer or a partner (or member in the case of a limited liability company treated as a partnership or sole proprietorship for federal income tax purposes) who owns more than 10% of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.

1.43                           “Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

1.44                           “Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.12 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.

1.45                           “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.

A separate accounting shall be maintained with respect to that portion of the Participant’s Account attributable to Employer matching contributions and nonelective contributions made pursuant to Section 4.1(b), Employer discretionary contributions made pursuant to Section 4.1(c) and any Employer Qualified Non-Elective Contributions.

1.46                           “Participant’s Combined Account” means the total aggregate amount of each Participant’s Elective Account and Participant’s Account.

1.47                           “Participant’s Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

1.48                           “Participant’s Elective Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the “Actual Deferral Percentage” tests. A separate accounting shall be maintained with respect to that portion of the Participant’s Elective Account attributable to such Elective Contributions pursuant to Section 4.2, Employer matching contributions and nonelective contributions made pursuant to Section 4.1(b) and any Employer Qualified Non-Elective Contributions.

1.49                           “Participant’s Transfer/Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant’s interest in the Plan resulting from amounts transferred from another qualified plan or “conduit” Individual Retirement Account in accordance with Section 4.11.

A separate accounting shall be maintained with respect to that portion of the Participant’s Transfer/Rollover Account attributable to transfers (within the meaning of Code Section 414(l)) and “rollovers.”

1.50                           “Plan” means this instrument, including all amendments thereto.

1.51                           “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.52                           “Qualified Non-Elective Contribution” means any Employer contributions made pursuant to Section 4.6(b). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests.

1.53                           “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.54                           “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.55                           “Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant’s Normal Retirement Date or Late Retirement Date (see Section 6.1).

1.56                           “Self-Employed Individual” means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.

1.57                           “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.58                           “Top Heavy Plan” means a plan described in Section 8.2(a).

1.59                           “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy Plan.

1.60                           “Total and Permanent Disability” means a Participant can no longer continue in the service of his Employer because of a mental or physical condition that is likely to result in death or is expected to continue for a period of at least six months. A Participant shall be considered disable only if the Administrator determines he is disabled based on a written certificate of a physician acceptable to it.

1.61                           “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.62                           “Trust Agreement” means any trust agreement between the Employer and the Trustee with respect to the Plan, as such may be in effect from from time to time, the provisions of which are incorporated herein by reference.

1.63                           “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.64                           “Valuation Date” means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants’ accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

1.65                           “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.66                           “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

The computation period shall be the Plan Year if not otherwise set forth herein.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).

Years of Service with MCA, Inc., Rank Organization, PLC, Ewing Company, and Blackstone Group LP shall be recognized.

Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II
 ADMINISTRATION

2.1                                 POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)                                  In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b)                                 The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)                                  The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)                                 The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2                                 DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator.  Any person so appointed shall signify acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

The Employer, upon the resignation or removal of an Administrator, shall promptly designate a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.3                                 ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4                                 POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator’s duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)                                  the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)                                 to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)                                  to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

(d)                                 to maintain all necessary records for the administration of the Plan;

(e)                                  to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)                                    to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g)                                 to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h)                                 to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i)                                     to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(j)                                     to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with Act Section 404(c), including, but not limited to, the receipt and transmitting of Participant’s directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

(k)                                  to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(l)                                     to assist any Participant regarding the Participant’s rights, benefits, or elections available under the Plan.

2.5                                 RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6                                 APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Participants.

2.7                                 INFORMATION FROM EMPLOYER

The Employer shall supply full and timely information to the Administrator on all pertinent facts as the Administrator may require in order to perform its function hereunder and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.8                                 PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. Notwithstanding the foregoing, the Employer, on a uniform and nondiscriminatory basis, may direct that expenses and fees that are allocable to the accounts of a specific Participant shall be paid from that Participant’s accounts.

2.9                                 MAJORITY ACTIONS

Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.10                           CLAIMS PROCEDURE

Claims for benefits under the Plan may be filed in writing with the Administrator. Notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation, unless the Administrator determines that special circumstances require an extension of time for processing the claim. If it is determined that an extension is needed, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period specifying the special circumstances requiring the extension and the date by which the plan expects to render a decision. In no event shall such extension exceed a period of 90 days from the end of such initial period.

In the case of a claim for disability benefits, notice of the disposition of a claim shall be furnished to the claimant within forty-five (45) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation, unless the Administrator determines that circumstances beyond the Plan’s control require an extension of time of up to thirty (30) days for processing the claim. If it is determined that an extension is needed, notice of the extension shall be furnished to the claimant prior to the termination of the initial 45-day period specifying the circumstances requiring the extension and the date by which the Plan expects to render a decision. If prior to the end of the first 30-day extension period, the Administrator determines that circumstances beyond the Plan’s control require an additional extension of time of up to thirty (30) days, the period for deciding the claim may be extended. If an additional 30-day extension is needed, notice of the extension shall be furnished to the claimant prior to the termination of the first 30-day extension period specifying the circumstances requiring the further extension and the date by which the Plan expects to render a decision. For any extension, the notice must explain the standards on which entitlement to a benefit is based, the issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant will be given at least 45 days to respond to the request for additional information.

In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure and the time limits applicable to such procedure. In the case of a claim for disability benefits, the claimant will be provided with a copy of any internal rule, guideline, protocol or other similar criterion that was relied upon in denying the claim, or the claimant will be provided with a statement that the rule, guideline, protocol or similar criterion was relied upon and that a copy of the rule, guideline, protocol or similar criterion will be provided to the claimant free of charge upon request. Also, in the case of a claim for disability benefits that was denied based on medical necessity or experimental treatment or similar exclusion or limit, the claimant will be provided with an explanation of the specific or clinical judgment (applying the terms of the Plan to the medical circumstances) that was relied upon to deny the claim, or a statement that such explanation will be provided to the claimant free of charge upon request.

2.11                           CLAIMS REVIEW PROCEDURE

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.10 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a full and fair review. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed and any written comments, documents, records and other information relating to the claim, shall be filed with the Administrator no later than sixty (60) days after receipt of the notification provided for in Section 2.10.

If the claim is for disability benefits, the request for review must be filed with the Administrator no later than one hundred-eighty (180) days after receipt of the notification provided for in Section 2.10.

A claimant shall be provided, upon request and free of charge, reasonable access to (and copies of) all documents, records and other information relevant to the claim. The Administrator shall then conduct a review of such claim that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, regardless of whether such information was submitted or considered in the initial benefit determination.

If the claim is for disability benefits, the review will be conducted without regard to the initial adverse benefit determination by an appropriate named fiduciary of the Plan who is neither the individual nor the subordinate of the individual who made the initial adverse benefit determination. If the initial adverse benefit determination is based in whole or in part on medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who was neither the individual nor a subordinate of the individual consulted in connection with the initial adverse benefit determination. Any medical or vocational experts whose advise was obtained on behalf of the Plan in connection with the initial adverse benefit determination will be identified, regardless of whether the advice was relied upon in making the adverse benefit determination.

A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay, the special circumstances occasioning it, and the expected decision date are communicated to the claimant within the sixty (60) day period). If the claim relates to disability benefits, then the previous sentence will apply but with the substitution of “forty-five (45)” for every instance in which the phrase “sixty (60)” appears in the sentence.

Such communication shall be written in a manner calculated to be understood by the claimant and shall include: specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that the claimant is entitled to receive reasonable access to (and copies of) all documents, records and other information relevant to the claim, a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures, and a statement of the claimant’s right to bring an action under Act Section 502(a).

In the case of a claim for disability benefits, the claimant will be provided with a copy of any internal rule, guideline, protocol or other similar criterion that was relied upon in denying the claim, or the claimant will be provided with a statement that the rule, guideline, protocol or similar criterion was relied upon and that a copy of the rule, guideline, protocol or similar criterion will be provided to the claimant free of charge upon request. Also, in the case of a claim for disability benefits that was denied based on medical necessity or experimental treatment or similar exclusion or limit, the claimant will be provided with an explanation of the specific or clinical judgment (applying the terms of the Plan to the medical circumstances) that was relied upon to deny the claim, or a statement that such explanation will be provided to the claimant free of charge upon request.

ARTICLE III
 ELIGIBILITY

3.1                                 CONDITIONS OF ELIGIBILITY

Any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan. Each other Employee is eligible to participate as of the following dates:

(a)                                  For any salaried Employee who is exempt from the overtime requirements of the Fair Labor Standards Act and who is not a Highly Compensated Employee, the Employee’s date of hire.

(b)                                 For any other Employee (hourly and Highly Compensated Employees), the date on which the Employee has completed one Year of Service.

3.2                                 EFFECTIVE DATE OF PARTICIPATION

Any salaried Employees who is exempt from the overtime requirements of the Fair Labor Standard Act and who is not a Highly Compensated Employee, shall become a Participant on such Employee’s date of hire. If such Employee subsequently becomes a Highly Compensated Employee, participation will be suspended for that Employee until the Employee has completed the eligibility requirements for the Plan. Any other Employee (any hourly Employee or Highly Compensated Employee) shall become a Participant effective as of the first day of the Plan Year quarter coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

If an Eligible Employee satisfies the Plan’s eligibility requirement conditions by reason of recognition of service with a predecessor employer, such Employee will become a Participant as of the day the Plan credits service with a predecessor employer or, if later, the date the Employee would have otherwise entered the Plan had the service with the predecessor employer been service with the Employer.

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.7.

3.3                                 DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.11.

3.4                                 TERMINATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant’s Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5                                 OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6                                 INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made. Notwithstanding the foregoing, any Deferred Compensation made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation).

3.7                                 REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)                                  If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.

(b)                                 If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 1-Year Break in Service subject to the following rules:

(1)                                  In the case of a Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of 1-Year Break in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

(2)                                  A Former Participant shall participate in the Plan as of the date of reemployment.

(c)                                  After a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(1)                                  one account for nonforfeitable benefits attributable to pre-break service; and

(2)                                  one account representing the Participant’s Employer derived account balance in the Plan attributable to post-break service.

(d)                                 If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(c), such contribution will first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

If a non-Vested Former Participant was deemed to have received a distribution and such Former Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

3.8                                 OWNER-EMPLOYEE LIMITATION

If this Plan provides contributions or benefits for one or more Owner-Employees, the contributions on behalf of any Owner-Employee shall be made only with respect to the Earned Income for such Owner-Employee which is derived from the trade or business with respect to which such Plan is established.

ARTICLE IV
 CONTRIBUTION AND ALLOCATION

4.1                                 FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan, except as otherwise provided:

(a)                                  The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

(b)                                 On behalf of each Participant who is eligible to share in the contribution below, such contribution, which amount shall be deemed an Employer Elective Contribution.

For Plan Years beginning on and after January 1, 2005, a matching contribution equal to the sum of 100% of the amount of the Participant’s Deferred Compensation that is not in excess of 3% of the Participant’s Compensation, plus 50% of the amount of the Participant’s Deferred Compensation that exceeds 3% of the Participant’s Compensation but not in excess of 5% of the Participant’s Compensation. The matching contribution and Compensation will be determined for each payroll period.

If, pursuant to Section 410(b)(4)(B), the Employer applies Code Section 410(b) separately to the portion of the Plan (within the meaning of Code Section 414(l)) that benefits only Eligible Employees who satisfy the eligibility requirements of Section 3.1 that are lower than age twenty-one (21) and completion of a Year of Service, the Plan is treated as two separate plans for purposes of Code Section 401(k). Accordingly, if the Employer elects to make a Basic Matching Contribution, an Enhanced Matching Contribution or a Nonelective Contribution, then such contribution shall not be made on behalf of Eligible Employees who have not attained age twenty-one (21) and completed a Year of Service. However, in such a case, Deferred Compensation on behalf of those Eligible Employees must satisfy Sections 4.5 and 4.7.

Contributions made to the Plan pursuant to this Section 4.1(b) are intended to comply with Sections 4.5(a) and 4.7(a) pursuant to the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11). However, if matching contributions are made to this Plan or any other plan maintained by the Employer, and (i) such matching contributions are made with respect to Deferred Compensation or after-tax voluntary Employee contributions that in the aggregate exceed 6% of the Employee’s Compensation, (ii) the rate of matching contributions increases as the rate of Deferred Compensation or after-tax voluntary Employee contributions increases, (iii) at any rate of Deferred Compensation or after-tax voluntary Employee contributions, the rate of matching contributions that would apply with respect to any Highly Compensated Employee is greater than the rate of matching contributions that would apply with respect to a Non-Highly Compensated Participant and who has the same rate of Deferred Compensation or after-tax voluntary Employee contributions, (iv) any discretionary matching contribution made to this Plan and any other plan maintained by the Employer, in the aggregate, exceed 4% of the Participant’s Compensation, then such matching contributions in the aggregate must satisfy the “Actual Contribution Percentage” tests of Section 4.7. In this regard, the Employer may elect to disregard, with respect to all Eligible Employees, all matching contributions with respect to a Participant’s Deferred Compensation up to 6% of each Participant’s Compensation, or matching contributions up to 4% of each Participant’s Compensation. In applying the “Actual Contribution Percentage” tests, match contributions or nonelective contributions made pursuant to this Section 4.1(b) that satisfy the safe harbor methods permitted by Code Section 401(k)(12) may not be treated as matching contributions under Code Section 401(m)(3).

The rules that apply for purposes of aggregating and disaggregating cash or deferred arrangements and plans under Code Sections 401(k) and 401(m) also apply for purposes of Code Sections 401(k)(12) and 401(m)(11).

(c)                                  A discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

(d)                                 Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2                                 PARTICIPANT’S SALARY REDUCTION ELECTION

(a)                                  Each Participant may elect to defer a portion of Compensation which would have been received in the Plan Year (except for the deferral election) by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 4.5(a) and 4.9. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

For Plan Years in which the Employer elects to make a contribution pursuant to Section 4.1(b), each Participant may elect to defer a portion of Compensation which would have been received in the Plan Year, but for the deferral election, by up to the maximum amount which will not cause the Plan to violate the provisions of Sections 4.5(a) and 4.9. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

The amount by which Compensation is reduced shall be that Participant’s Deferred Compensation and be treated as an

Employer Elective Contribution and allocated to that Participant’s Elective Account.

(b)                                 The balance in each Participant’s Elective Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.

(c)                                  Notwithstanding anything in the Plan to the contrary, amounts held in the Participant’s Elective Account may not be distributable earlier than:

(1)                                  a Participant’s separation from service, Total and Permanent Disability, or death;

(2)                                  a Participant’s attainment of age 59 1/2;

(3)                                  the termination of the Plan without the existence at the time of Plan termination of another defined contribution plan or the establishment of a successor defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan does not include an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), or a simple individual retirement account plan (as defined in Code Section 408(p));

(4)                                  the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

(5)                                  the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

(6)                                  the proven financial hardship of a Participant, subject to the limitations of Section 6.11.

(d)                                 For each Plan Year, a Participant’s Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

(e)                                  In the event a Participant has received a hardship distribution from the Participant’s Elective Account pursuant to Section 6.11(b) or pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant’s taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant’s Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

(f)                                    If a Participant’s Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of the Participant’s taxable year, notify the Administrator in writing of such excess and request that the Participant’s Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant’s Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:

(1)                                  the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

(2)                                  the Participant shall designate the distribution as Excess Deferred Compensation; and

(3)                                  the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

(g)                                 Notwithstanding Section 4.2(f) above, a Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

(h)                                 At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant’s Elective Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary.

(i)                                     Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

(j)                                     The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

(1)                                  A Participant must make an initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

(2)                                  A Participant may modify a prior election at any time during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. Any modification shall not have retroactive effect and shall remain in force until revoked.

(3)                                  A Participant may elect to prospectively revoke the Participant’s salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant’s employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

(4)                                  If the Employer elects to make a contribution pursuant to Section 4.1(b), the Employer, at least thirty (30) days, but not more than ninety (90) days, before the beginning of the Plan Year, will provide each eligible Employee a comprehensive notice, which notice is hereby incorporated by reference and made a part of the Plan, of the Employee’s rights and obligations under the Plan, written (or in such other form as permitted by the Internal Revenue Service) in a manner calculated to be understood by the average Employee. If an Employee becomes eligible after the ninetieth (90th) day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than ninety (90) days before the Employee becomes eligible but not later than the date the Employee becomes eligible. In addition to any other election periods provided under this Section 4.2, each eligible Employee may make or modify a salary reduction election during the thirty (30) day period immediately following receipt of the notice described above.

4.3                                 TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

Notwithstanding anything contained herein to the contrary, Deferred Compensation must be remitted to the Trust on the earliest day on which such Deferred Compensation can reasonably be segregated from the Employer’s general assets, but in no event later than the 15th business day of the month following the month in which the

Participant’s Deferred Compensation would otherwise have been payable to such Participant in cash, as set forth in DOL Regulation §2510.3-102(b)(1).

4.4                                 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

(a)                                  The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b)                                 The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1)                                  With respect to the Employer Elective Contribution made pursuant to Section 4.1(a), to each Participant’s Elective Account in an amount equal to each such Participant’s Deferred Compensation for the year.

(2)                                  With respect to the Employer Elective Contribution made pursuant to Section 4.1(b), except for the Employer Elective Contribution to another plan maintained by the Employer, to each Participant’s Elective Account when used to satisfy the “Actual Deferral Percentage” tests, otherwise to each Participant’s Account.

(3)                                  With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.

Only Participants who are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

(c)                                  On or before each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3.7(d), be used to satisfy any contribution that may be required pursuant to Section 3.5 and/or 6.9, or be used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

(d)                                 For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(i).

(e)                                  Notwithstanding the foregoing, Participants who do not complete the allocation eligibility requirements specified above due to Retirement (Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions for that Plan Year.

(f)                                    As of each Valuation Date, before the current valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts bear to the total of all Participants’ and Former Participants’ nonsegregated accounts as of such date. Earnings or losses with respect to a Participant’s Directed Account shall be allocated in accordance with Section 4.12.

Participants’ transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(g)                                 Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee’s Deferred Compensation and matching contributions needed to satisfy the “Actual Deferral Percentage” tests pursuant to Section 4.5(a) or the

“Actual Contribution Percentage” tests pursuant to Section 4.7(a) shall not be taken into account.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

(h)                                 For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.

(i)                                     For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

(j)                                     For the purposes of this Section, “415 Compensation” in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If “415 Compensation” for any prior determination period is taken into account in determining a Participant’s minimum benefit for the current Plan Year, the “415 Compensation” for such determination period is subject to the applicable annual “415 Compensation” limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual “415 Compensation” limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Plan Year the “415 Compensation” limit shall be an amount equal to the “415 Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(k)                                  Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

(l)                                     Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

4.5                                 ACTUAL DEFERRAL PERCENTAGE TESTS

(a)                                  Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant’s Elective Account shall satisfy one of the following tests:

(1)                                  The “Actual Deferral Percentage” for the Highly Compensated Participant group shall not be more than the “Actual Deferral Percentage” of the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) multiplied by 1.25, or

(2)                                  The excess of the “Actual Deferral Percentage” for the Highly Compensated Participant group over the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the “Actual Deferral Percentage” for the Highly Compensated Participant group shall not exceed the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group)

multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have a combination of such Participant’s Elective Contributions and Employer matching contributions reduced pursuant to Section 4.6(a) and Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

(b)                                 For the purposes of this Section “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant’s Elective Account for such Plan Year, to such Participant’s “414(s) Compensation” for such Plan Year. The actual deferral ratio for each Participant and the “Actual Deferral Percentage” for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant’s Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

Notwithstanding the above, if the prior year test method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

(c)                                  For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.5(a) and 4.6, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

(d)                                 For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Any adjustment to the Non-Highly Compensated Participant actual deferral ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (d) only if they have the same plan year. Notwithstanding the above, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

(e)                                  For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

(f)                                    For the purpose of this Section, when calculating the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group, the current year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1,

Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(g)                                 Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

(h)                                 Notwithstanding the above, contributions made pursuant to Section 4.1(b) are intended to comply with this Section 4.5 pursuant to the alternative methods permitted by Code Section 401(k)(12). In any Plan Year in which this Plan satisfies the provisions of Code Section 401(k)(12), the provisions of this section of the Plan shall not apply.

4.6                                 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

(a)                                  On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions shall have a portion of such Participant’s Elective Contributions distributed until the total amount of Excess Contributions has been distributed, or until the amount of such Participant’s Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for such Participant’s taxable year ending with or within such Plan Year.

(1)                                  With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

(i)                                     may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

(ii)                                  shall be adjusted for Income; and

(iii)                               shall be designated by the Employer as a distribution of Excess Contributions (and Income).

(2)                                  Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

(b)                                 Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant’s Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant’s Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

(3)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in equal amounts (per capita).

(4)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita).

(5)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “annual addition” pursuant to Section 4.9. This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied).

Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

(c)                                  If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.5(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

(d)                                 Any Excess Contributions (and Income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.7                                 ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a)                                  The “Actual Contribution Percentage” for the Highly Compensated Participant group shall not exceed the greater of:

(1)                                  125 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group); or

(2)                                  the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), or such percentage for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group) plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any plan maintained by the Employer or an Affiliated Employer shall have a combination of Elective Contributions and Employer matching contributions reduced pursuant to Regulation 1.401(m)-2 and Section 4.8(a). The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

(b)                                 For the purposes of this Section and Section 4.8, “Actual Contribution Percentage” for a Plan Year means, with respect to the

Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

(1)                                  the sum of Employer matching contributions made pursuant to Section 4.1(b) (to the extent such matching contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11) on behalf of each such Participant for such Plan Year; to

(2)                                  the Participant’s “414(s) Compensation” for such Plan Year.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.7(a), the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be determined pursuant to the provisions of the Plan then in effect.

(c)                                  For purposes of determining the “Actual Contribution Percentage,” only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.1(b) (to the extent such matching contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(11)) allocated to their accounts, nonelective contributions (as described in Code Section 401(k)(12)(C)) (to the extent such nonelective contributions are not used to satisfy the safe harbor methods permitted by Code Section 401(k)(12) and 401(m)), elective deferrals (as defined in Regulation 1.402(g)-1(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such nonelective contributions, elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the nonelective contributions, elective deferrals and the qualified non-elective contributions are made.

(d)                                 For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Any adjustment to the Non-Highly Compensated Participant actual contribution ratio for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 and any superseding guidance. Plans may be aggregated under this paragraph (d) only if they have the same plan year. Notwithstanding the above, if two or more plans which include cash or deferred arrangements are permissively aggregated under Regulation 1.410(b)-7(d), all plans permissively aggregated must use either the current year testing method or the prior year testing method for the testing year.

Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

(e)                                  If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant’s actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

(f)                                    For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the Plan Year.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of Section 4.7(a), a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

(g)                                 For the purpose of this Section, when calculating the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group, the current year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(h)                                 Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.8 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation 1.401(k)-1(g)(11). Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

(i)                                     Notwithstanding the above, contributions made pursuant to Section 4.1(b) are intended to comply with this Section 4.7 pursuant to the alternative methods permitted by Code Section 401(m)(11). In any Plan Year in which this Plan satisfies the provisions of Code Section 401(m)(11), the provisions of this section of the Plan shall not apply.

4.8                                 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a)                                  In the event (or if it is anticipated) that the “Actual Contribution Percentage” for the Highly Compensated Participant group exceeds (or might exceed) the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to Section 4.7(b)(1), the portion of such contributions (and Income allocable to such contributions) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant’s remaining amount equals the amount of contributions determined pursuant to Section 4.7(b)(1) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

(b)                                 Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

(c)                                  Excess Aggregate Contributions shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(d)                                 The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as after-tax voluntary Employee contributions due to recharacterization pursuant to Section 4.6(a).

(e)                                  If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).

(f)                                    Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant’s Account of each Non-Highly Compensated eligible to share in the allocation in accordance with such provision.  The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant’s Deferred Compensation for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation of all such Non-Highly Compensated Participants for such year.

(3)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in equal amounts (per capita).

(4)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita).

(5)                                  A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.7 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “annual addition” pursuant to Section 4.9. This process shall continue until one of the tests set forth in Section 4.7 is satisfied (or is anticipated to be satisfied).

Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

(g)                                 Any Excess Aggregate Contributions (and Income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.9                                 MAXIMUM ANNUAL ADDITIONS

(a)                                  Notwithstanding the foregoing, the maximum “annual additions” credited to a Participant’s accounts for any “limitation year” shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant’s “415 Compensation” for such “limitation year.” If the Employer contribution that would otherwise be contributed or allocated to the Participant’s accounts would cause the “annual additions” for the “limitation year” to exceed the maximum “annual additions,” the amount contributed or allocated will be reduced so that the “annual additions” for the “limitation year” will equal the maximum “annual additions,” and any amount in excess of the maximum “annual additions,” which would have been allocated to such Participant may be allocated to other Participants. For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short “limitation year” and the denominator of which is twelve (12).

(b)                                 For purposes of applying the limitations of Code Section 415, “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the “415 Compensation” percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an “annual addition,” or (2) any amount otherwise treated as an “annual addition” under Code Section 415(l)(1).

(c)                                  For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an “annual addition.” In addition, the following are not Employee contributions for the purposes of Section 4.9(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

(d)                                 For purposes of applying the limitations of Code Section 415, the “limitation year” shall be the Plan Year.

(e)                                  For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(f)                                    For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(g)                                 If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 413(f)), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining this Plan shall be taken into account in applying the limits of this Section with respect to such Participant. Furthermore, in applying the limitations of this Section with respect to such a Participant, the total “415 Compensation” received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

(h)(1)                   If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the

“limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”

(2)                                  If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3)                                  If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.

(i)                                     Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

4.10                           ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

(a)                                  If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the “annual additions” under this Plan would cause the maximum “annual additions” to be exceeded for any Participant, the “excess amount” will be disposed of in one of the following manners, as uniformly determined by the Administrator for all Participants similarly situated.

(1)                                  Any Deferred Compensation and Employer matching contributions which relate to such Deferred Compensation will be proportionately reduced to the extent they would reduce the “excess amount.” The Deferred Compensation (and any gains attributable to such Deferred Compensation) will be distributed to the Participant and the Employer matching contributions (and any gains attributable to such matching contributions) will be used to reduce the Employer contribution in the next “limitation year”;

(2)                                  If, after the application of subparagraph (1) above, an “excess amount” still exists, and the Participant is covered by the Plan at the end of the “limitation year,” the “excess amount” will be used to reduce the Employer contribution for such Participant in the next “limitation year,” and each succeeding “limitation year” if necessary;

(3)                                  If, after the application of subparagraphs (1) and (2) above, an “excess amount” still exists, and the Participant is not covered by the Plan at the end of the “limitation year,” the “excess amount” will be held unallocated in a “Section 415 suspense account.” The “Section 415 suspense account” will be applied to reduce future Employer contributions for all remaining Participants in the next “limitation year,” and each succeeding “limitation year” if necessary;

(4)                                  If a “Section 415 suspense account” is in existence at any time during the “limitation year” pursuant to this Section, it will not participate in the allocation of investment gains and losses of the Trust Fund. If a “Section 415 suspense account” is in existence at any time during a particular “limitation year,” all amounts in the “Section 415 suspense account” must be allocated and reallocated to Participants’ accounts before any Employer contributions or any Employee contributions may be made to the Plan for that “limitation year.” Except as provided in (1) above, “excess amounts” may not be distributed to Participants or Former Participants.

(b)                                 For purposes of this Article, “excess amount” for any Participant for a “limitation year” shall mean the excess, if any, of (1) the “annual additions” which would be credited to the Participant’s account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum “annual additions” determined pursuant to Section 4.9.

(c)                                  For purposes of this Section, “Section 415 suspense account” shall mean an unallocated account equal to the sum of “excess amounts” for all Participants in the Plan during the “limitation year.”

4.11                           ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

(a)                                  With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax qualified plans under Code Section 401(a) by Eligible Employees, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant’s Transfer/Rollover Account. Furthermore, for vesting purposes, the Participant’s portion of the Participant’s Transfer/Rollover Account attributable to any transfer shall be subject to Section 6.4(c).

Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

(b)                                 With the consent of the Administrator, the Plan may accept a “rollover” by Eligible Employees, provided the “rollover” will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any “rollovers” to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section. The amounts rolled over shall be set up in a separate account herein referred to as a “Participant’s Transfer/Rollover Account.” Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

For purposes of this Section, the term “qualified plan” shall mean any tax qualified plan under Code Section 401(a), or, any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code. The term “rollover” means: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions received by an Employee from other “qualified plans” which are eligible for tax-free rollover to a “qualified plan” and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another “qualified plan,” (B) were eligible for tax-free rollover to a “qualified plan” and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv)

amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

(c)                                  Amounts in a Participant’s Transfer/Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(d)                                 The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant’s Transfer/Rollover Account. Any distributions of amounts held in a Participant’s Transfer/Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

(e)                                  The Administrator may direct that Employee transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.12.

(f)                                    This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

(g)                                 Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 411(d)(6) protected benefit” as described in Section 7.1.

4.12                           DIRECTED INVESTMENT ACCOUNT

(a)                                  Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account.

(b)                                 As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1)                                  to the extent that the assets in a Participant’s Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and

(2)                                  to the extent that the assets in the Participant’s Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

(c)                                  Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

(d)                                 The Participant Direction Procedures shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

(1)                                  the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed Investment Options;

(2)                                  the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Directed Investment Options;

(3)                                  applicable restrictions on transfers to and from any Designated Investment Alternative;

(4)                                  any restrictions on the exercise of voting, tender and similar rights related to a Directed Investment Option by the Participants or their Beneficiaries;

(5)                                  a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investment Options; and

(6)                                  general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:

(i)                                     the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;

(ii)                                  any designated Investment Managers; and

(iii)                               a description of the additional information which may be obtained upon request from the Fiduciary designated to provide such information.

(e)                                  Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

(f)                                    The Administrator may, in its discretion, include in or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

4.13                           QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u).

ARTICLE V
VALUATIONS

5.1                                 VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2                                 METHOD OF VALUATION

In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1                                 DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant’s Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant’s Late Retirement Date. Upon a Participant’s Retirement Date or attainment of Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant’s Combined Account in accordance with Section 6.5.

6.2                                 DETERMINATION OF BENEFITS UPON DEATH

(a)                                  Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary.

(b)                                 Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.

(c)                                  The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(d)                                 The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

(1)                                  the spouse has waived the right to be the Participant’s Beneficiary, or

(2)                                  the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or

(3)                                  the Participant has no spouse, or

(4)                                  the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(e)                                  In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant’s death, the death benefit will be paid in the following order of priority to:

(1)                                  the Participant’s surviving spouse;

(2)                                  the Participant’s children, including adopted children, in equal shares; or

(3)                                  the Participant’s estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s estate.

6.3                                 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant’s Total and Permanent Disability prior to the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 6.5 and 6.7, shall direct the distribution to such Participant of all Vested amounts credited to such Participant’s Combined Account.

6.4                                 DETERMINATION OF BENEFITS UPON TERMINATION

(a)                                  If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Total and Permanent Disability or

Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant’s Combined Account be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

If the value of a Terminated Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

For purposes of this Section 6.4, if the value of a Terminated Participant’s Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

(b)                                 Participants who are actively employed on or after January 1, 2002, shall become fully Vested immediately upon entry into the Plan.

(c)                                  Participants who terminated employment prior to January 1, 2002, the Vested portion of their Account attributable to Employer contributions other than contributions made pursuant to Section 4.1(b) shall be a percentage of the total amount credited to the Participant’s Account determined on the basis of the Participant’s number of Years of Service according to the following schedule:

Vesting Schedule
Years of Service	Percentage

Less than 3	0%
3	20%
4	40%
5	60%
6	80%
7	100%

(d)                                 Notwithstanding the vesting attributable to Employer discretionary contributions provided for in paragraph 6.4(c) above, for any Top Heavy Plan Year, the Vested portion of the Participant’s Account attributable to Employer discretionary contributions of any Participant who has an Hour of Service after the Plan becomes top heavy shall be a percentage of the amount credited to the Participant’s Account attributable to Employer discretionary contributions determined on the basis of the Participant’s number of Years of Service according to the following schedule:

Vesting Schedule
Years of Service	Percentage

Less than 3	0%
3	20%
4	40%
5	60%
6	80%
7	100%

If in any subsequent Plan Year, the Plan ceases to be a Top Heavy Plan, the Administrator shall revert to the vesting schedule in effect before this Plan became a Top Heavy Plan. Any such reversion shall be treated as a Plan amendment pursuant to the terms of the Plan.

(e)                                  Notwithstanding the vesting schedule above, the Vested percentage of a Participant’s Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

(f)                                    Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(g)                                 The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(1)                                  the adoption date of the amendment,

(2)                                  the effective date of the amendment, or

(3)                                  the date the Participant receives written notice of the amendment from the Employer or Administrator.

6.5                                 DISTRIBUTION OF BENEFITS

(a)                                  The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary any amount to which the Participant is entitled under the Plan in one lump-sum payment in cash or in property allocated to the Participant’s account.

(b)                                 Any distribution to a Participant who has a benefit which exceeds $5,000, shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution occurs prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age 62.

(c)                                  The following rules will apply to the consent requirements set forth in subsection (b):

(1)                                  The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the distribution of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(d).

(2)                                  Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

(3)                                  Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

(4)                                  No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d)                                 Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

(1)                                  A Participant’s benefits shall be distributed or must begin to be distributed not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five (5) percent owner” at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Such distributions shall be equal to or greater than any required distribution.

(2)                                  Distributions to a Participant and the Participant’s Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

(e)                                  For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

(f)                                    All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

(g)                                 If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant’s Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant’s Vested portion of the account will be equal to an amount (“X”) determined by the formula:

X equals P(AB plus D) - D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

6.6                                 DISTRIBUTION OF BENEFITS UPON DEATH

(a)                                  The death benefit payable pursuant to Section 6.2 shall be paid to the Participant’s Beneficiary in one lump-sum payment in cash or in property allocated to the Participant’s account subject to the rules of Section 6.6(b).

(b)                                 Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant’s interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of the date of death. If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant’s Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant’s date of death occurs.

However, the 5-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant’s spouse (determined as of the date of the Participant’s death) is the designated Beneficiary, the requirement that distributions commence within one year of a Participant’s death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

(c)                                  For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

6.7                                 TIME OF SEGREGATION OR DISTRIBUTION

Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution the distribution may be made on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall occur not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant to consent to a distribution that is “immediately distributable” (within the meaning of Section 6.5), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.8                                 DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9                                 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, if the value of a Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $5,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a

Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant’s Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissable forfeiture under the Code.

6.10                           PRE-RETIREMENT DISTRIBUTION

Unless otherwise provided, at such time as a Participant shall have attained the age of 59 1/2 years, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all or a portion of the Vested amount then credited to the accounts maintained on behalf of the Participant. In addition, a Pre-retirement distribution may be taken from a Participant’s Transfer/Rollover Account at any time (see also Section 4.11(d)). In the event that the Administrator makes a distribution under this Section 6.10, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

Notwithstanding the above, pre-retirement distributions from a Participant’s Elective Account shall not be permitted prior to the Participant attaining age 59 1/2 except as otherwise permitted under the terms of the Plan.

6.11                           ADVANCE DISTRIBUTION FOR HARDSHIP

(a)                                  The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of the Participant’s Elective Account (excluding amounts attributable to the Employer contribution made pursuant to Section 4.1(b)) valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant’s Elective Account shall be reduced accordingly. Withdrawal under this Section is deemed to be on account of an immediate and heavy financial need of the Participant only if the withdrawal is for:

(1)                                  Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s spouse, or any of the Participant’s dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care as described in Code Section 213(d);

(2)                                  The costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)                                  Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant and the Participant’s spouse, children, or dependents; or

(4)                                  Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence.

(5)                                  Military Service by the Participant or the Participant’s spouse.

(6)                                  Non-insured property losses and unaniticpated additional living expenses incurred by a Participant or the Participant’s spouse or a dependent of the Participant and directly caused by a sudden and unexpected act of nature such as flood, earthquake, hurricane, storm, wildfire or tornado.

(b)                                 No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

(1)                                  The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2)                                  The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

(3)                                  The Plan, and all other plans maintained by the Employer, provide that the Participant’s elective deferrals and after-tax voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend elective deferrals and after-tax voluntary Employee contributions to the Plan and all other plans maintained by the

Employer for at least twelve (12) months after receipt of the hardship distribution; and

(4)                                  The Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective deferrals for the Participant’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant’s elective deferrals for the taxable year of the hardship distribution.

(c)                                  With respect to military service:

(1)                                  The expected duration of service is 3 months or more and must be supported by military orders.

(2)                                  Due to military requirements the Participant or the Participant’s spouse are unable to work their normal job and therefore will lose a minimum of 20% of income.

(3)                                  The Administrator will make the determination if the combined income of the Participant and the Participant’s spouse will decrease by a minimum of 20% due to military service based on the following criteria:

(4)                                  If the Participant’s spouse is on military leave, the Participant must provide the Administrator with copies of their spouse’s paycheck stubs from their former employer (if spouse is self-employed, the Participant must provide prior year’s tax return) and proof of what the spouse is being paid by the military.

(5)                                  If the Participant is on military leave, the participant must provide the Administrator with copies of their spouse’s paycheck stubs from their current employer (if spouse is self-employed, the Participant must provide prior year’s tax return) and proof of what the Participant is being paid by the military.

The following conditions and limitations shall apply for military service:

(1)                                  The Participant may not request a hardship withdrawal until the Participant or the Participant’s spouse has completed 2 months of military service.

(2)                                  The maximum amount available will be determined by the Administrator in accordance with the following:

(A)                              The difference between the Participant and the Participant spouse’s prior income and their combined income during the 3-month period of military service. (The 3 months determination will be based on the 2 months of completed military service and 1 month of expected military service.)

(B)                                If the Participant or the Participant’s spouse continues in the military, the Participant may request additional hardship withdrawals after completion of additional 3 months of military service. The maximum amount available will be determined by the Administrator in accordance with the above.

(d)                                 With respect to acts of nature:

(1)                                  The Participant provides a certification that the financial need cannot reasonably be relieved by liquidation of the Participant’s assets or by borrowing on commercially reasonable terms in an amount sufficient to satisfy the need, and that the loss or additional cost was not reimbursed by insurance or by Federal, state or private relief agencies.

(2)                                  The Participant provides written documentation establishing the additional expense and, in the case of casualty loss, the amount of repair and replacement, with the reimbursable amount being the lesser of the two, plus taxes on the distribution.

(e)                                  Notwithstanding the above, distributions from the Participant’s Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant’s Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant’s Deferred Compensation after such date, reduced by the amount of any previous distributions pursuant to this Section and Section 6.10.

(f)                                    Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

6.12                           QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

6.13                           DIRECT ROLLOVER

(a)                                  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” that is equal to at least $500 paid directly to an “eligible retirement plan” specified by the “distributee” in a “direct rollover.”

(b)                                 For purposes of this Section the following definitions shall apply:

(1)                                  An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the “distributee,” except that an “eligible rollover distribution” does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

(2)                                  An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the “distributee’s” “eligible rollover distribution.” However, in the case of an “eligible rollover distribution” to the surviving spouse, an “eligible retirement plan” is an individual retirement account or individual retirement annuity.

(3)                                  A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are

“distributees” with regard to the interest of the spouse or former spouse.

(4)                                  A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “distributee.”

ARTICLE VII
AMENDMENT, TERMINATION AND MERGERS

7.1                                 AMENDMENT

(a)                                  The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee’s or Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)                                 No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)                                  Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” which results in a further restriction on such benefits unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. A Plan amendment that eliminates or restricts the ability of a Participant to receive payment of the Participant’s interest in the Plan under a particular optional form of benefit will be permissible if the amendment satisfies the conditions in (1) and (2) below:

(1)                                  The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted.  For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

(2)                                  The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the ninetieth (90th) day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the Act requirements at 29 CFR 2520.104b-3 (relating to a summary of material modifications) or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

7.2                                 TERMINATION

(a)                                  The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Combined Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)                                 Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or in property allocated to the Participant’s account or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 7.1(c).

7.3                                 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 7.1(c).

ARTICLE VIII
TOP HEAVY

8.1                                 TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

8.2                                 DETERMINATION OF TOP HEAVY STATUS

(a)                                  This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

(b)                                 Aggregate Account: A Participant’s Aggregate Account as of the Determination Date is the sum of:

(1)                                  the Participant’s Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

(2)                                  an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3)                                  any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(4)                                  any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(5)                                  with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.

(6)                                  with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7)                                  For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c)                                  “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)                                  Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)                                  Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3)                                  Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)                                  An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(d)                                 “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e)                                  Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f)                                    “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(1)                                  the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)                                  the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE IX
MISCELLANEOUS

9.1                                 PARTICIPANT’S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

9.2                                 ALIENATION

(a)                                  Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)                                 Subsection (a) shall not apply to a “qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(c)                                  Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D).

9.3                                 CONSTRUCTION OF PLAN

This Plan shall be construed and enforced according to the Code, the Act and the laws of the State of Florida, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

9.4                                 GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5                                 LEGAL ACTION

In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.6                                 PROHIBITION AGAINST DIVERSION OF FUNDS

(a)                                  Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

(b)                                 In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)                                  Except for Sections 3.5, 3.6, and 4.1(d), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.7                                 EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.8                                 INSURER’S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.9                                 RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

9.10                           ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.11                           NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator, and (3) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Investment Manager shall be solely responsible for the management of the assets assigned to it, as provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.12                           HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.13                           APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

9.14                           UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

IN WITNESS WHEREOF, this Plan has been executed on the day and year written below.

Signed, sealed, and delivered
in the presence of:

Universal City Development Partners, Ltd. d/b/a Universal Orlando

/s/ Glenda Kordich	By	/s/ John R. Sprouls
EMPLOYER John R. Sprouls

/s/ Tim Arnst	12/20/04
WITNESSES AS TO EMPLOYER	DATE